EXHIBIT 10.21

GLOBAL BPO SERVICES CORP.

NOMINATING COMMITTEE CHARTER

The Nominating Committee’s responsibilities and powers as delegated by the Board of Directors (the “Board”) of Global BPO Services Corp. (the “Company”) are set forth in this charter. Whenever the Committee takes an action, it shall exercise its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

I.	PURPOSE

As set forth herein, the Committee shall, among other things, discharge the responsibilities of the Board relating to the appropriate size, functioning and needs of the Board including, but not limited to, recruitment and retention of high quality board members and committee composition and structure, and shall be guided in the discharge of its responsibilities hereunder by the Board of Directors Candidate Guidelines appended hereto.

II.	MEMBERSHIP

The Committee shall consist of such number of members as the Board shall from time to time determine. Each member shall be “independent” in accordance with the listing standards of the American Stock Exchange, as amended from time to time.

The Board shall elect the members of this Committee at the first board meeting practicable following the annual meeting of stockholders and may make changes from time to time pursuant to the provisions below. Unless a chair is elected by the Board, the members of the Committee shall designate a chair by majority vote of the full Committee membership.

A Committee member may resign by delivering his or her written resignation to the chairman of the Board, or may be removed by majority vote of the Board by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

III.	MEETINGS AND COMMITTEE ACTION

The Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Committee shall be called by the chairman of the Committee upon such notice as is provided for in the by-laws of the Company with respect to meetings of the Board. A majority of the members shall constitute a quorum. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Committee. The Committee shall report its minutes from each meeting to the Board.

The chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Committee or minutes of a meeting of the Committee executed by the secretary setting forth the names of the members of the Committee present at the meeting or actions taken by the Committee at the meeting shall be sufficient evidence at all times as to the members of the Committee who were present, or such actions taken.

The Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities, provided that the Committee advises the Board of any such engagement. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

IV.	COMPENSATION

The compensation of the Committee shall be as determined by the Board.

V.	COMMITTEE AUTHORITY AND RESPONSIBLITIES

•	Developing the criteria and qualifications for membership on the Board.

•	Recruiting, reviewing and recommending to the Board person to be nominated or to fill vacancies on the Board.

•	Reviewing candidates proposed by stockholders, and conducting appropriate inquiries into the background and qualifications of any such candidates.

•	Establishing subcommittees for the purpose of evaluating special or unique matters.

•	Monitoring and making recommendations regarding committee functions, contributions and composition.

•	Evaluating, on an annual basis, the Committee’s performance.

•	Retaining and terminating any search firm to be used to identify director nominees, including approving the search firm’s fees and other retention terms.

•	Recommending to the Board the directors to be appointed to each committee of the Board.

VI.	REPORTING

The Committee shall prepare a statement each year concerning its compliance with this charter for inclusion in the Company’s proxy statement.

GLOBAL BPO SERVICES CORP.

BOARD OF DIRECTOR CANDIDATE GUIDELINES

The Nominating Committee of GLOBAL BPO SERVICES CORP. (the “Company”) will identify, evaluate and recommend candidates to become members of the Board of Directors (the “Board”). Nominations to the Board may also be submitted to the Nominating Committee by the Company’s stockholders in accordance with the Company’s policy, a copy of which is attached hereto. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons. Candidates will be evaluated in the context of the Board as a whole, with the objective of recommending a group of persons that can best implement the Company’s business plan, perpetuate its business and represent stockholder interests. In conducting this assessment, the Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria:

•	Whether the candidate is independent pursuant to the requirements of the American Stock Exchange.

•	Whether the candidate is actively engaged in business endeavors.

•	Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.

•

Whether the candidate has an understanding of financial statements, corporate budgeting and capital structure. The Nominating Committee also will determine if a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

•	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.

•	Whether the candidate has knowledge of the Company and issues affecting the Company.

•	Whether the candidate is familiar with the industries relevant to the Company’s business endeavors.

•	Whether the candidate is committed to enhancing stockholder value.

•	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the requirements and governance processes of a publicly traded company.

•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

•	Whether the candidate will be able to promote a diversity of views based on his or her education, experience and professional employment.

•	Whether the candidate will be willing to devote significant time to the oversight duties of the board of directors of a public company.

•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.

•	Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

•	Whether the candidate is able to suggest business opportunities to the Company.

STOCKHOLDER RECOMMENDATIONS FOR DIRECTORS

Stockholders who wish to recommend to the Nominating Committee a candidate for election to the Board of Directors should send their letters to 177 Beacon Street, Unit 4, Boston, MA 02116, Attention: Nominating Committee. The Corporate Secretary will promptly forward all such letters to the members of the Nominating Committee. Stockholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. In general, in order to provide sufficient time to enable the Nominating Committee to evaluate candidates recommended by stockholders in connection with selecting candidates for nomination in connection with the Company’s annual meeting of stockholders, the Corporate Secretary must receive the stockholder’s recommendation no later than thirty (30) days after the end of the Company’s fiscal year.

The recommendation must contain the following information about the candidate:

•	Name;

•	Age;

•	Business and current residence addresses, as well as residence addresses for the past 20 years;

•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

•	Educational background;

•	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

•	The number of shares of common stock of the Company beneficially owned by the candidate;

•

The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of the Company, if elected.